SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exhange Act of 1934

                                  June 20, 2006
                        (Date of earliest event reported)

                             THE TOPPS COMPANY, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                  (State or other jurisdiction of corporation)

                                    001-15817
                              (Commission File No.)

                                   11-2849283
                       (I.R.S. Employer Identifcation No.)

                        One Whitehall, New York, NY 10004
               (Address of principal executive offices) (Zip code)

                                 (212) 376-0300
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

--------------------------------------------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications  pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act(17 CFR 240.13e-4(c))

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On June 20, 2006, The Topps Company, Inc. ("Topps"), Wizkids, Inc. ("Wizkids") (Topps and Wizkids collectively referred to as the "Company") and Jordan Weisman ("Weisman") mutually agreed to enter into a Termination, Release & Consulting Agreement terminating the Employment Agreement between the parties dated July 9, 2003 and subsequently amended on August 1, 2003 and October 1, 2003 (the "Employment Agreement").

Under the new Termination, Release and Consulting Agreement, neither party owes any further payments (as severance or otherwise) to the other under the Employment Agreement. Further, the parties entered into a new consulting arrangement whereby Weisman shall continue to develop certain games for which the Company shall have a right of first refusal to market and sell pursuant to exclusive license agreements. The consulting term is four years.

The termination of the Employment Agreement is part of an overall restructuring the Company has implemented in which it has reduced its U.S. workforce by approximately 17%.

The above summary of the termination of the Employment Agreement is qualified in its entirety by reference to the Termination, Release & Consulting Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.


ITEM 9.01 FINANCIAL  STATEMENTS AND EXHIBITS

(c) Exhibits

The following exhibit is being filed with this Current Report on Form 8-K:

10.1 Termination, Release & Consulting Agreement between Wizkids, Inc., The Topps Company, Inc. and Jordan Weisman dated June 20, 2006.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: June 20, 2006


THE TOPPS COMPANY, INC.



By:    s/  Catherine K. Jessup
    ---------------------------
Name:      Catherine K. Jessup
Title:     Vice President CFO & Treasurer

EXHIBIT INDEX


Number                          Description

10.1 Termination, Release & Consulting Agreement between Wizkids, Inc., The Topps Company, Inc. and Jordan Weisman dated June 20, 2006.